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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

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                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


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        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  MAY 15, 1997


                       COMMERCIAL NET LEASE REALTY, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)




           MARYLAND                        0-12989                    56-1431377
(STATE OR OTHER JURISDICTION OF    (COMMISSION FILE NUMBER)  (IRS EMPLOYER IDENTIFICATION
        INCORPORATION                                                    NO.)

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    400 EAST SOUTH STREET, SUITE 500                                   32801
            ORLANDO, FLORIDA                                         (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (407) 422-1574





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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

                 Not Applicable.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

                 Not Applicable.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

                 Not Applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

                 Not Applicable.

ITEM 5.  OTHER EVENTS.

         On May 15, 1997, the Special Committee of the Board of Directors of
Commercial Net Lease Realty, Inc. (the "Company") recommended that the Board of
Directors of the Company approve the Agreement and Plan of Merger by and among the Company, Net Lease Realty II, Inc., a Maryland corporation and wholly owned subsidiary of the Company ("NLRII"), CNL Realty Advisors, Inc., a Florida corporation (the "Advisor"), and the stockholders of the Advisor attached hereto as Exhibit 10.1 (the "Merger Agreement"). Under the terms of the Merger
Agreement, the Advisor will be merged with and into NLRII (the "Merger") and NLRII would be the surviving corporation. The Board of Directors (excluding
Robert A. Borne and James M. Seneff who abstained due to their interest in the transaction as stockholders of the Advisor) unanimously approved the Merger transaction and the Merger Agreement was executed.

         As the purchase price to be paid by the Company in connection with the Merger, the Company has agreed to issue up to 2,200,000 shares (the "Share
Consideration") of its common stock, $.01 par value (the "Common Shares") to the stockholders of the Advisor on the terms and conditions set forth in the Merger Agreement. At the closing, the stockholders will receive Common Shares pro rata based on their relative equity interests in the Advisor as of the Closing Date, representing 10% of the Share Consideration. The balance of the Share Consideration (the "Share Balance") will, subject to the terms of the Merger Agreement, be issued within 90 days after the end of each Payment Period
(up to a maximum of 20 Payment Periods) beginning the first full Payment Period following the Closing Date. "Payment Period" shall mean any of the following three month periods: (i) the period beginning on January 2 and ending on April
1; (ii) the period beginning on April 2 and ending on July 1; (iii) the period beginning on July 2 and ending on October 1; and (iv) the period beginning on October 2 and ending on January 1. Within 90 days after the end of a Payment Period, the number of Common Shares to be issued by the Company to the stockholders out of the Share Balance will equal the product obtained by multiplying (i) the Share Balance by (ii) a fraction, the numerator of which is the total cost (in accordance with GAAP) of Completed New Acquisitions (as defined below) and Completed Development Projects (as defined below) occurring during the Payment Period (with the aggregate amounts less $45,000,000 over all Payment Periods for such purposes not to exceed $405,000,000) and the denominator of which is $405,000,000; provided, however, that for the purposes of this calculation, the first $45,000,000 of Completed New Acquisitions and Completed Development Projects shall not be included in the determination of the numerator. For example, if during the first Payment Period, the dollar amount of Completed New Acquisitions and Completed Development Projects equals
$35,000,000, the stockholders would not be issued any Common Shares out of the Share Balance. If during the second Payment Period, the dollar amount of Completed New Acquisitions and Completed Development Projects equals
$40,000,000, the stockholders would be entitled to receive 7.4% of the Share
Balance ($30,000,000 [$75,000,000 minus $45,000,000] divided by $405,000,000).
The issuance of Common Shares from the Share Balance for future Payment Periods would be based solely the percentage determined by dividing (x) the dollar amount of Completed New Acquisitions and Completed Development Projects that occurred during such Payment Period by (y) $405,000,000. To the extent any Common Shares are to be issued at the end of such Payment Period, such shares will be issued within 90 days of such Payment Period. The term "Completed New
Acquisitions" means property acquisitions closed by the Company (including its subsidiaries and affiliates) after the Closing Date and the term "Completed
Development Projects" means development projects completed by the Company after the Closing Date (notwithstanding the date upon which development commenced). A development project shall be deemed to be completed when a certificate of occupancy has been issued and the tenant under the project has commenced paying





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periodic rent under the lease.  In the event that the Share Balance has not been reduced to zero following the twentieth Payment Period, any rights of the stockholders to the remainder of the Share Balance shall expire and become null and void and the Share Balance shall be reduced to zero.

         The consummation of the Merger is subject to customary closing conditions and the approval of the stockholders of the Company .

ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS.

             Not Applicable.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)-(b)      Not Applicable.

(c) Exhibits

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
  EXHIBIT
   NUMBER                                               EXHIBIT
10.1         Agreement and Plan of Merger dated as of the 15th day of May 1997, by and among Commercial
             Net Lease Realty, Inc., a Maryland corporation, Net Lease Realty II, Inc., a Maryland corporation, CNL Realty Advisors, Inc., a Florida corporation, and Robert A. Borne, Kevin B.
             Habicht, Gary M. Ralston and James M. Seneff, Jr.
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ITEM 8.  CHANGE IN FISCAL YEAR.

             Not Applicable.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

                                    COMMERCIAL NET LEASE REALTY, INC.

Dated:  May 15, 1997                By: /s/ Kevin B. Habicht
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                                       Kevin B. Habicht, Chief Financial Officer





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